Exhibit 16.1

October 17, 2024

Securities and Exchange Commission

100 F Street, N.E.

Washington, D.C. 20549-7561

Ladies and Gentlemen:

We have read Research Solutions, Inc.'s statements included under Item 4.01 of its Form 8-K/A dated October 8, 2024. We agree with the statements concerning our Firm in such Form 8-K/A; we are not in a position to agree or disagree with other statements of Research Solutions, Inc. contained therein.

/s/ Weinberg & Company, P.A.

Los Angeles, California

1925 Century Park East, Suite 1120

Los Angeles, California 90067

Telephone: 310.601.2200

Fax: 310.601.2201

www.weinbergla.com